UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – May 23, 2008

RF MONOLITHICS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-24414	75-1638027
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 Sigma Road
Dallas, Texas 75244

(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including Area Code - (972) 233-2903

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14D-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2008 the Compensation Committee (the “Compensation Committee”) of the Board of Directors of RF Monolithics, Inc. (the “Company”) approved Awards of restricted stock units to each of the Company’s executive officers.  The Awards were made pursuant to the RF Monolithics, Inc. 2006 Equity Incentive Plan, as amended (the “Plan”).  When and to the extent that each restricted stock unit vests, subject to the terms and conditions of the Award and the Plan, the recipient will be entitled to receive a share of the Company’s common stock.  The awards are scheduled to vest in four equal annual installments, with the first vesting date set for May 1, 2009.  Awards were made to the following executive officers:

Executive	Restricted Stock Units
David M. Kirk	12,000
Joseph E. Andrulis	8,000
Darrell L. Ash	2,000
Harley E Barnes, III	8,000
David B. Crawford	8,000
James P. Farley	8,000
Robert M. Gemmell	8,000
Robert J. Kansy	8,000
Jon S. Prokop	8,000

The form of agreement evidencing each Award is filed with this report at Exhibit 99.

9.01  Financial Statements and Exhibits

                        (c)       Exhibits.

Exhibit	Description
99	Form of RF Monolithics Restricted Stock Unit Award.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RF MONOLITHICS, INC.

	By:	/s/ Harley E Barnes III
Harley E Barnes III
Chief Financial Officer
Date: May 23, 2008

EXHIBIT INDEX

Exhibit	Description
99	Form of RF Monolithics Restricted Stock Unit Award.